UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2014

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 29, 2014, we entered into an amendment to our agreement with Intellikine LLC, or Intellikine, and we refer to this amendment as the Intellikine Amendment. Under the Intellikine Amendment, we agreed to make a one-time, upfront payment of $5,000,000 in exchange for the option to terminate our royalty obligations to Intellikine under our existing agreement with Intellikine with respect to worldwide net sales in oncology indications of products containing or comprised of IPI-145. The option may be exercised by payment to Intellikine of a fee of $52,500,000 on or before March 31, 2015. If Infinity does not exercise the option, its royalty obligations with respect to IPI-145 in oncology will remain in effect. The foregoing description of the Intellikine Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Intellikine Amendment, which we intend to file with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2014.

Item 8.01.	Other Events.

We issued a press release on August 4, 2014, announcing the execution of an amendment to our agreement with Intellikine LLC. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press Release, dated August 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: August 4, 2014	By:	/s/ Lawrence E. Bloch, MD, JD
Lawrence E. Bloch, MD, JD
EVP, Chief Financial Officer and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 4, 2014